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                                   EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No.333-58327) pertaining to the Friedman's Inc. Retirement Savings Plan of our report dated June 26, 2002, with respect to the financial statements and supplemental schedule of the Friedman's Inc. Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.




                                            /s/ Ernst & Young LLP

Atlanta, Georgia
June 26, 2002